UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2012

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Energizer Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at the Company’s World Headquarters on Monday, January 30, 2012. At the Annual Meeting, of the 65,946,931 shares outstanding and entitled to vote, 57,578,443 shares were represented, constituting an 87% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:	All of management’s nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in
2015 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Bill G. Armstrong	48,125,819	3,961,811	75,815	5,414,998
J. Patrick Mulcahy	51,502,736	575,121	85,588	5,414,998
Pamela M. Nicholson	50,133,714	1,953,275	76,456	5,414,998

Proposal 2:	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain
56,516,114	968,600	93,729

Proposal 3:	The Company’s executive compensation, as described in the Company’s 2011 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below

For	Against	Abstain	Broker Non-Votes
45,631,430	4,524,866	2,007,149	5,414,998

Proposal 4:	The determination of the frequency of future advisory votes on executive compensation (every one, two or three years) received the non-binding advisory votes set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
44,431,623	337,306	5,489,556	1,904,960	5,414,998

The Board of Directors will take into account these results in determining the frequency it shall call for an advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: February 1, 2012